UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2002

PENFORD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 0-11488

Washington	91-1221360
(State of Incorporation)	(I.R.S. Employer Identification No.)

777-108th Avenue N.E., Suite 2390, Bellevue, Washington	98004-5193
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 462-6000

Item 5. Other Events and Regulation FD Disclosure.

     On June 27, 2002, Penford Corporation issued a press release announcing that Steven O. Cordier will join the company as chief financial officer and corporate vice president. Cordier brings an accomplished career of over twenty-two years in specialty ingredient food and industrial businesses to Penford, with extensive experience in a variety of financial, investor relations and strategic planning roles.

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Press Release dated June 27, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penford Corporation

(Registrant)

June 28, 2002	/s/ Jacqueline L. Davidson

Date	Jacqueline L. Davidson Vice President of Finance (Chief Accounting Officer)

Exhibit Index

99.1	Press Release dated June 27, 2002.